UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 4, 2005

(Date of earliest event reported)

MILLENNIUM CAPITAL VENTURE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-31457	23-3048444
State of	Commission	IRS Employer
incorporation	File Number	Identification Number

1000 de la Gauchetiere West, Suite 2400,
Montréal, Quebec H3B 4W5

(Address of principal executive offices)

Tel: 514-448-7469

(Issuer's telephone number)

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 4, 2005, Mr. Andre St-Arnaud, Mr. Nil Lapointe, Mr. Mario Drolet and Mr. Bruno Desmarais resigned as Directors and Officers of Millennium Capital Venture Holdings Inc.

Mr. Francis Mailhot has been nominated and appointed as a Director and as President and CEO of Millennium Capital Venture Holdings Inc.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Capital Venture Holdings Inc.

DATE: February 15, 2005	By:	/s/ Francis Mailhot
Francis Mailhot
President, CEO and Chairman Millennium Capital Venture Holdings Inc.